SCHEDULE A
                              DATED JUNE 29, 2015
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                             DATED OCTOBER 21, 2013
                                    BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         KOPERNIK GLOBAL INVESTORS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the Fund in accordance with the following fee schedule:

FUND                                                                    RATE

Kopernik Global All-Cap Fund                                            0.90%
Kopernik International Fund                                             0.90%



                                   KOPERNIK GLOBAL INVESTORS, LLC

                                        By: /s/ Robert Lament
                                            -----------------
                                        Name: Robert Lament
                                        Title: General Counsel & CCO

                                   THE ADVISORS' INNER CIRCLE FUND II

                                        By: /s/ Dianne M. Descoteaux
                                            ------------------------
                                        Name: Dianne M. Descoteaux
                                        Title: VP & Secretary